Exhibit 3.1(e)

CERTIFICATE OF CORRECTION OF

CERTIFICATE OF OWNERSHIP AND MERGER

OF

INTERNATIONAL REMOTE IMAGING SYSTEMS, INC.

It is hereby certified that:

1. The name of the corporation (hereinafter called the “Corporation”) is

IRIS INTERNATIONAL, INC.

2. The Certificate of Ownership and Merger of the Corporation, which was filed with the Secretary of State of Delaware on November 26, 2003, is hereby corrected.

3. The inaccuracy to be corrected in said instrument is as follows:

The last paragraph states “that the effective time of the Certificate of Ownership and Merger setting forth a copy of these resolutions, and the time when the merger therein provided for, shall become effective shall be the filing date with the Delaware Secretary of State.”

4. The portion of the instrument in corrected form is as follows:

“RESOLVED that the effective time of the Certificate of Ownership and Merger setting forth a copy of these resolutions, and the time when the merger therein provided for, shall become effective with the Delaware Secretary of State at 12:01 a.m. on December 18, 2003.”

Signed on December 11, 2003

/s/ Cesar Garcia
Cesar Garcia’, Chief Executive Officer,